UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2005

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5318 25-0900168
(Commission File Number) (IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On April, 22, 2005, the Compensation Committee of the Board of Directors approved an amendment to the Registrant’s perquisites program, effective July 1, 2005, for the executive officers of the Registrant. The Registrant is amending its program to offer to its executive officers (currently 15 in number) a country club initiation fee allowance and health club allowance. In addition, executive vice presidents (currently 2 in number) would be provided a business club initiation allowance. These perquisites are in addition to $500,000 of term life insurance, financial planning reimbursement and the annual physical programs that are already offered to the Registrant’s executive officers. Based on the estimated participation by the executive officers, the new perquisites should have an estimated pre-tax cost to the Registrant in the first year of approximately $350,000 to $550,000. The on-going, annual pre-tax cost to the Registrant of these new perquisites is expected to be between $25,000 and $75,000 per year.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC.

Registrant

Date: April 28, 2005	By:	/s/ David W. Greenfield

David W. Greenfield
Vice President, Secretary
and General Counsel